SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2007

CVS CAREMARK CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-01011	05-0494040
(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island	02895
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events

Item 8.01	Other Events

As previously disclosed by CVS Caremark Corporation (the “Company”), in June 2005 the enforcement staff of the U.S. Securities and Exchange Commission (the “SEC”) commenced an inquiry into matters related to the accounting for a transaction that occurred in 2000 (the “2000 Transaction”). Pursuant to the 2000 Transaction, the Company (i) made accounting entries reflecting the conveyance of certain excess plush toy collectible inventory to a third party; (ii) received a total of $42.5 million in barter credits; and (iii) made a cash payment of $12.5 million to the same third party.

Today, the SEC announced that it had reached a settlement with the Company resolving the SEC’s investigation. Pursuant to the settlement, without admitting or denying the SEC’s findings, the Company consented to the entry of an administrative order that (i) finds violations of certain books and records provisions of the federal securities laws; and (ii) requires that the Company cease and desist from committing any future violations of the provisions charged.

The Company is pleased that this matter could be resolved on an administrative basis and is now officially behind it.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CAREMARK CORPORATION

Date:	June 29, 2007	By:	/s/ David B. Rickard
		Name:	David B. Rickard
		Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer